EXHIBIT 21

                                FORM 10-K

                 FOR THE FISCAL YEAR ENDED JUNE 30, 1996

                     SUBSIDIARIES OF THE REGISTRANT

Midcoast Aviation, Inc., incorporated under the laws of Missouri.

SabreTech, Inc., a Delaware corporation.

Turbotech Reparis, Inc., a California corporation.